UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2006
AMERICAN PHYSICIANS CAPITAL, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-32057 (Commission File Number)	38-3543910 (IRS Employer Identification No.)
1301 North Hagadorn Road, East Lansing, Michigan 48823
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (517) 351-1150
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On October 24, 2006, American Physicians Capital, Inc. issued a press release announcing its financial results for the three months and nine months ended September 30, 2006 and certain other information. This press release was issued prior to the November 1, 2006 payment date for the Company’s three-for-two stock split, and all share and per share data disclosed in the press release was presented without adjustment for the stock split. The purpose of this filing is to present the numbers in the press release on a split-adjusted basis. Except for adjustments to reflect the stock split, there are no other adjustments reflected in this Form 8-K to the information previously disclosed in the third quarter 2006 earnings release.
Balance Sheet Data

	Data As Presented in Third Quarter
	2006 Press Release
	September 30,	December 31,
	2006	2005
	(In thousands, except per share data)

Shares outstanding	7,790	8,333

Book value per share	$34.12	$31.35

	Data Adjusted For Three-For-Two
	Stock Split
	September 30,	December 31,
	2006	2005
	(In thousands, except per share data)

Shares outstanding	11,685	12,500

Book value per share	$22.75	$20.90

Income Statement

	Data As Presented in Third Quarter 2006 Press Release
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(In thousands, except per share data)		(In thousands, except per share data)
Earnings per share data:

Net income
Basic	$1.40	$0.81	$3.79	$7.23
Diluted	$1.37	$0.79	$3.70	$7.08

Net operating income
Basic	$1.39	$0.84	$3.67	$7.28
Diluted	$1.36	$0.82	$3.59	$7.13

Basic weighted average shares outstanding	7,864	8,444	8,082	8,572
Diluted weighted average shares outstanding	8,041	8,652	8,260	8,754

	Data Adjusted for Three-For-Two Stock Split
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(In thousands, except per share data)		(In thousands, except per share data)
Earnings per share data:

Net income
Basic	$0.93	$0.54	$2.52	$4.82
Diluted	$0.91	$0.53	$2.47	$4.72

Net operating income
Basic	$0.93	$0.56	$2.45	$4.85
Diluted	$0.91	$0.55	$2.39	$4.75

Basic weighted average shares outstanding	11,796	12,667	12,123	12,858
Diluted weighted average shares outstanding	12,062	12,979	12,390	13,131
     The following information relating to the results of the Company’s Stock Repurchase Program was presented in the third quarter 2006 press release without adjustment for the stock split. The numbers in parentheses represent split-adjusted data.
Stock Repurchase Program
     The Company repurchased 169,200 (253,800) shares of its common stock during the third quarter of 2006 at an average cost of $47.76 ($31.84) per share. In the first nine months of 2006, the Company has repurchased 589,800 (884,700) shares at an average cost of $46.97 ($31.31) per share.

     On April 6, 2006, the Company’s Board of Directors authorized an additional share repurchase of $20 million of its common shares. The Board adopted a plan under Rule 10b5-1 of the Securities Exchange Act of 1934 to repurchase its common shares pursuant to this authorization. This authorization was increased by $10 million on August 21, 2006. Through September 30, 2006, the Company has utilized $21.0 million of these authorizations. Under the November 2, 2005 authorization for discretionary purchases, the Company has approximately 269,900 (404,850) shares available for repurchase at September 30, 2006.
     The information furnished under Item 7.01 of this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 9, 2006	AMERICAN PHYSICIANS CAPITAL, INC.
	By:	/s/ R. Kevin Clinton
R. Kevin Clinton
President and Chief Executive Officer